Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Premium Income Municipal Fund
33-62854
811-07720


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of the
fundamental policy relating to
commodities.
<c> Common and MuniPreferred
 shares voting together as a
class
<c>  MuniPreferred shares voting
together as a
class
   For
            2,909,081
                      829
   Against
               141,649
                        29
   Abstain
                 99,969
                         -
   Broker Non-Votes
               881,718
                         -
      Total
            4,032,417
                      858



To approve the new fundamental policy
relating to commodities.


   For
            2,898,853
                      829
   Against
               147,780
                        29
   Abstain
               104,065
                         -
   Broker Non-Votes
               881,719
                         -
      Total
            4,032,417
                      858



To approve the elimination of the
fundamental policies relating to derivatives and short sales.


   For
            2,896,198
                      831
   Against
               144,939
                        27
   Abstain
               109,562
                         -
   Broker Non-Votes
               881,718
                         -
      Total
            4,032,417
                      858



To approve the elimination of the fundamental policies prohibiting investment in other investment companies.


   Against
            2,888,646
                      831
   Abstain
               158,038
                        27
   Broker Non-Votes
               104,014
                         -
      Total
               881,719
                         -



To approve the elimination of the Funds
fundamental policies relating to
investments in municipal securities and
below investment grade securities.


   For
            2,922,512
                      829
   Against
               137,287
                        29
   Abstain
                 90,900
                         -
   Broker Non-Votes
               881,718
                         -
      Total
            4,032,417
                      858



To approve the new fundamental policy
relating to investments in municipal
securities.


   For
            2,914,926
                      831
   Against
               133,626
                        27
   Abstain
               102,146
                         -
   Broker Non-Votes
               881,719
                         -
      Total
            4,032,417
                      858



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